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                                                                    EXHIBIT 23.2
                                                                    ------------




                         Consent of Independent Auditors
                         -------------------------------




The Board of Directors
Fair, Isaac and Company, Incorporated:

We consent to incorporation by reference in this registration statement on Form S-8 of Fair, Isaac and Company, Incorporated and subsidiaries of our report dated October 29, 1997, except as to note 15, which is as of December 1, 1997, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, which report appears in the September 30, 1997 annual report on Form 10-K of Fair, Isaac and Company, Incorporated, and subsidiaries.



                                      /s/ KPMG PEAT MARWICK LLP


San Francisco, California
September 30, 1998